EXHIBIT 10.17



                              COOPERATION AGREEMENT
                              REGARDING TELEMATICS


This Agreement is made and entered into on the last day set out below by and between

Unwire AB (publ), 556522-7617, Box 1449, 171 28 Solna, Sweden, (hereinafter referred to as "Unwire")

AND

Ericsson Business Consulting (Malaysia) Sdn Bhd, 474845-K, ISMA Ericsson Jalan SS 7/19, Kelana Jana, 47301 Petaling Jaya, Selangor, Darul Ehsan, Malaysia, (hereinafter referred to as "Ericsson").

1.   Definitions

     For the purpose of this Agreement, the following words and terms shall have the meanings set forth below:

1.1 The term "the Agreement" shall mean this agreement including its appendices.

1.2 The term "Know-how" shall mean knowledge, experience, data, technology, designs, techniques, drawings, software, and other information and knowledge.

1.3 The term "Products" shall mean Unwire's telematics products set forth in Enclosure 1.

1.4 The term "Program" shall mean the software developed by Unwire and installed by Unwire in the Products.

1.5 The term "Shipment" shall mean that the Products have been delivered by Unwire EXW at the place set out in Unwire's confirmation of Ericsson's order (Incoterms 1990).

1.6  The term "Territory" shall mean the countries set forth in Enclosure 2.


2.   Cooperation

2.1 Subject to the terms and conditions of this Agreement, the parties shall on a non-exclusive basis cooperate regarding telematics, i.e., products that enable telecommunication between devices.

2.2 The basis of the parties' cooperation is that Unwire develops and sells the Products, and that Ericsson desires to purchase the Products for resale as a part of complete solutions, and also desires to establish indirect channels to resell such solutions through third party resellers.

2.3 In order to be able to resell the Products as a part of complete solutions, Ericsson shall maintain sufficient competence to be able to integrate the Products into complete solutions.

2.4 The parties also intend to jointly and independently develop applications that can be downloaded into the Products.

2.5 Upon request by either party, the parties shall meet to discuss their cooperation under this Agreement. Cooperation results that are achieved shall be documented in the minutes from meetings, which shall be prepared jointly by the parties.

2.6 For the cooperation under this Agreement, Ericsson shall make the following persons available:

For the cooperation under this Agreement, Unwire shall make the following persons available:

         ...................

         ...................

          Replacement of personnel may only occur with the permission of the other party.

3.   Grant

3.1 Subject to the terms and conditions of this Agreement, Unwire hereby grants to Ericsson the non-exclusive right to market and sell the Products in the Territory. Unwire reserves the right to market and sell the Products directly to customers within the Territory. Unwire shall pay no commission or other compensation to Ericsson for such direct sales.

3.2 Subject to the terms and conditions of this Agreement, Unwire grants to Ericsson a non-transferable and non-exclusive license to (either directly or indirectly through any of its partners) develop by itself or jointly with Unwire new software for the Products and to market and sell such software only as an integral part of the Products.

3.3 Subject to the terms and conditions of this Agreement, Ericsson grants to Unwire a non-transferable and non-exclusive right, unlimited in time, to freely manufacture, market and sub-license any software developed by Ericsson for the Products and any software developed jointly by the parties for the Products. Ericsson shall supply to Unwire the source code and other documentation relating to such software developed by Ericsson as soon as it has been developed.

4.   New Products

4.1 New products which are marketed by Unwire, shall be covered by the Agreement after written agreement between the parties.

5.   Legal relationship of the parties

5.1 Ericsson shall buy the Products as an independent contractor and shall sell the Products in its own name, on its own account and at its own risk. Ericsson may not in any respect represent Unwire or enter into any agreement or other commitment on Unwire's behalf.

6.   Orders and deliveries

6.1 Ericsson's orders shall be made in writing. After receipt of an order, Unwire shall in writing within five (5) days either confirm the order or inform Ericsson that Unwire cannot accept the order.

6.2 Shipment of Products shall be made within the time period set forth in Unwire's confirmation of Ericsson's order.

6.3 If the delivery of the Products is delayed and such delay is due to Unwire, Ericsson shall be entitled to liquidated damages calculated for each full week of the duration of the delay at the rate of half a (0.5) percent of the price for the delayed Products. However, the liquidated damages may not exceed a total of five (5) percent of the price for the delayed Products.

6.4 Unwire's liability or fault due to a delayed Shipment is limited to the above-mentioned liquidated damages and Ericsson cannot make any other claims against Unwire on the grounds of a delayed Shipment. This does not, however, limit Ericsson's right to terminate the Agreement in accordance with section 25 below.

7.   Ericsson's sales efforts

7.1 Ericsson shall make its best efforts to market and sell the Products within all markets of the Territory.

7.2 Each calendar year, Ericsson shall buy and sell the Products to the extent set forth in Enclosure 3. Should Ericsson not comply with the aforementioned requirement, the Supplier may, by giving six months written notice, terminate this Agreement. No other remedy may be invoked.

7.3 The remedy provided for above may be invoked against Ericsson only if Unwire gives Ericsson notice thereof no later than 30 days after Unwire has been informed of such non-fulfillment.

8.   Price and terms of payment

8.1 Ericsson shall purchase the Products EXW at the place set out in Unwire's confirmation of Ericsson's order (Incoterms 1990).

8.2 Ericsson shall buy the Products at the prices and in the currencies set forth in the periodically updated price list from Unwire. The current price list is attached hereto as Enclosure 4. Changes in prices shall take effect, at the earliest, thirty (30) days after Ericsson has received written notice to that effect.

8.3 Ericsson shall pay for all Products, at the latest, ten (10) days after the invoice date specified in Unwire's invoice. In the event that Ericsson should at any time fail to make payment in full on the due date, Unwire shall be entitled to claim interest on the sum overdue until payment is made at the rate of eight (8) percent per annum plus the three months STIBOR interest rate quoted each day at or about 11:00 am in Stockholm, Sweden.

9.   Warranty

9.1 Unwire undertakes and warrants that the Products shall at all times be free from defects in design, materials and workmanship, provided

     a) that the Products have not been subject to misuse or neglect by Ericsson or its customers or

     b) that the Products have not been altered or repaired other than by Unwire or with its approval.

9.2 Unwire shall, at its own option and cost, repair or replace any Products found to be faulty by reason of defective design, materials or workmanship for a warranty period of one (1) year starting from the date of Shipment of such Products. Such replacement or repair of Products shall be made by Unwire as soon as Ericsson has notified Unwire of the defect, but in no event later than fourteen (14) days if the Products are in stock and thirty
     (30) days if the Products are not in stock.

9.3 The warranty for repaired or replaced Products shall be treated as set forth in subsections 9.2 and 9.3.

9.4 Unwire's liability or fault due to defective Products is limited to that stipulated above and Ericsson cannot make any other claims against Unwire on the grounds of Products being defective. This does not, however, limit Ericsson's right to terminate the Agreement in accordance with section 25 below.

10.  Returned Products

10.1 Products rejected under a warranty claim shall at Unwire's option be delivered to Unwire at its expense and risk.

10.2 All returned Products shall be accompanied by a report issued by Ericsson stating the reason for the return of the Products.

10.3 Unwire shall reimburse all payments made by Ericsson for Products returned to Unwire, in accordance with the preceding section, within thirty (30) days from the date that Unwire has received the returned Products.

11.  Discontinuance of supply

11.1 Unwire may not during the life of the Agreement discontinue the supply of any of the Products covered by the Agreement. Notwithstanding the foregoing, Unwire may discontinue the supply of a Product covered by the Agreement if the Product is no longer a part of Unwire's product line or if it is no longer profitable to manufacture the Product for sales within the Territory.

12.  Subdistributors and partners

12.1 Ericsson shall not appoint subdistributors, agents or other intermediaries in the Territory without Unwire's prior written consent. Such consent may only be withheld on objective and qualitative grounds. If Ericsson appoints subdistributors, agents or other intermediaries, Ericsson shall cause the intermediary to act in every respect in conformity with the provisions of this Agreement. Ericsson is responsible for any act or omission by the intermediary. Unwire shall have no responsibility in this respect.

12.2 Ericsson shall not allow a partner to develop software in accordance with section 3.2 above, without Unwire's prior written consent. Such consent may only be withheld on objective and qualitative grounds. If Ericsson allows a partner to develop software in accordance with section 3.2 above, Ericsson shall cause the partner to act in every respect in conformity with the provisions of this Agreement. Ericsson is responsible for any act or omission by the partner. Unwire shall have no responsibility in this respect.

13.  Forecasts

13.1 Ericsson shall in November of each year furnish Unwire with a sales forecast containing Ericsson's intended sales volumes for the subsequent calendar year. In addition hereto, Ericsson shall one month before the beginning of every calendar quarter furnish Unwire with a sales forecast covering the subsequent calendar quarter.

14.  Information

14.1 Ericsson shall every six months furnish Unwire with a written business plan containing information on the marketing and sales efforts to be undertaken by Ericsson during the next six month period and a brief market analysis of the Products for the next six month period. In addition hereto, Ericsson shall inform Unwire about whether Ericsson is developing, manufacturing or selling any products that may compete with the Products or is furthering the development, manufacture or sale of such competing products by a third party.

15.  Marketing

15.1 Ericsson shall, at its own expense, market the Products and participate in sales conferences arranged by Unwire and in fairs and exhibitions of importance to the marketing of the Products. Unwire shall to a reasonable extent and free of charge assist Ericsson at exhibitions and demonstrations of the Products.

15.2 Unwire shall, to the extent Unwire deems necessary, provide Ericsson with brochures, catalogs, drawings, samples and other sales promotion materials concerning the Products. Sales promotion materials prepared by Ericsson shall be approved by Unwire before use.

16.  Service

16.1 Ericsson shall, at its own cost, create and maintain a suitable service organization for the Products throughout the entire Territory. This means that Ericsson shall be responsible for all contacts with customers and for accepting all Products returned by customers due to the Products being defective. When a customer returns a defective Product, Ericsson shall replace such Product no later than three days after the customer has returned the Product to Ericsson. Ericsson undertakes at all times to keep in stock at least three (3) percent of Ericsson's yearly sales of the Products, which amounts to approximately ... SEK.

17.  Training and support

17.1 For the sale of the Products, Unwire shall provide training regarding the Products to the extent set forth in Enclosure 5. Traveling and living expenses for Unwires personnel shall be borne by Ericsson. For training Ericsson shall pay to Unwire SEK 1,100 per hour if else not agreed.

17.2 For the use of the Products (including the Program) and development of new software for the Products, Unwire shall provide support to the extent set forth in Enclosure 6. For such support, Ericsson shall pay to Unwire a fee of SEK 1,100 per hour (exclusive of value-added tax) and reimbursement for traveling and living expenses.

18.  Changing the Products

18.1 Ericsson shall not remove or change any trademark, trade name, sign or other mark on any Product or its packaging or make any alterations in the construction or design of any Product.

19.  Trademarks and other industrial property rights

19.1 Ericsson shall use Unwire's trademarks and trade names when marketing the Products. The right and obligation to such use is limited to the period of the Agreement. Ericsson shall not use any other trademark in conjunction with Unwire's trademarks. Ericsson shall not acquire any rights whatsoever in Unwire's trademarks.

19.2 Unwire has ownership of and all other rights to the Products, the Program and any new software developed by Unwire for the Products, including all copyright and Know-how relating in any way to the Products, the Program and the new software developed by Unwire for the Products. Through this Agreement, Ericsson does not acquire any right whatsoever to Unwire's copyright, patents, trade secrets or other intellectual property rights.

19.3 Ericsson has ownership of and all other rights to any new software developed by Ericsson for the Products, including all copyright and Know-how relating in any way to the new software developed by Ericsson for the Products. Through this Agreement, Unwire does not acquire any right whatsoever to Ericsson's copyright, patents, trade secrets or other intellectual property rights.

19.4 The parties have joint ownership of and all other rights to any new software developed jointly by the parties for the Products, including all copyright and Know-how relating in any way to the new software developed jointly by the parties for the Products.

19.5 Unwire assumes no liability, whether express or implied, for the Products' (including the Program and any new software developed by Unwire for the Products) infringement upon present or future patents or other industrial property rights in the Territory of any third party. Ericsson assumes no liability, whether express or implied, for any infringement (upon present or future patents or other industrial property rights in the Territory of any third party) caused by software developed by Ericsson.

19.6 Either party shall without delay inform the other party of any infringement or suspected infringement in the Territory of the parties' patents or other industrial property rights. Neither party is, however, obliged to defend its or the other party's rights.

20.  Right to use the Program

20.1 Subject to the terms and conditions of this Agreement, Unwire grants to Ericsson a non-transferable and non-exclusive license within the Territory to grant (either directly or indirectly through a subdistributor) a non-transferable and non-exclusive license to customers to use the Program when using the Product.

20.2 Ericsson is only entitled to use the Program in accordance with the license set forth under section 20.1 above and is thus, among other things, not allowed to

     a)   modify, amend, alter, revise, enhance or otherwise change the Program,

     b) take any action, such as reverse assembly or reverse compilation, to derive a source code equivalent to the Program's,

     c) copy, sell, license, sub-license, rent, lend or otherwise dispose of the Program,

     d) make the Program or any portion thereof available to any third party, and

     e) use the Program in a way that would endanger its quality as a trade secret.

20.3 Ericsson may only grant sub-licenses on terms and conditions that are compatible with the provisions of this Agreement, and Ericsson shall be responsible towards Unwire for the fulfillment by the sub-licensees of such terms and conditions. Thus, Ericsson shall be responsible for the subdistributors granting sub-licenses to customers on terms and conditions that are compatible with the provisions of this Agreement

20.4 Unwire has a right to update (including amending and modifying) the Program through downloading software by radio. Ericsson is responsible for ensuring that subdistributors and customers that purchase the Products allow Unwire to update (including amending and modifying) the Program through downloading software by radio

21.  Documents

21.1 Any documentation, such as documents, drawings or other data bearing media and software programs (including information or drawings stored in or made by software programs) submitted to Ericsson by Unwire shall remain Unwire's exclusive property and shall be returned to Unwire upon request.

22.  Secrecy

22.1 The parties agree without any limitation in time not to reveal to any third party Confidential Information, which a party obtains from the other party in accordance with this Agreement.

22.2 "Confidential Information" refers in this Agreement to any item of information - technical, commercial or of any other nature - regardless of whether or not such information has been documented or not, with the exception of

     a) information, which is generally known or which becomes a matter of general knowledge in a manner other than through the party's breach of the provisions of this Agreement,

     b) information, which the party can prove that he possessed before he received it from the other party, and

     c) information, which the party received or will receive from a third party when the party does not have a duty of secrecy to such party.

22.3 In cases referred to by c) above, the party is not however entitled to reveal to third parties that the same information has been received from the other party pursuant to this Agreement.

22.4 Both parties agree to ensure that its employees, consultants, board members and other representatives for the party do not disclose Confidential Information to third parties. The parties are thus under a duty to ensure that persons who can be expected to come into contact with information of a confidential nature are required to keep such information secret to the same extent that this Agreement requires the parties themselves to do so.

22.5 Ericsson may only use Confidential Information, which has been supplied by Unwire, to sell the Products and to develop software for the Products in accordance with this Agreement.

23.  Assignment of the Agreement

23.1 Neither party may wholly or partly assign or pledge its rights and obligations under the Agreement to any third party except with the prior written consent of the other party.

24.  Term

24.1 The term of this Agreement commences upon the signature of both parties and continues until ... .The Agreement will be renewed for additional successive renewal periods of one year unless either party gives written notice, at least six months prior to the expiration of the preceding period, that the Agreement shall cease to exist.

25.  Premature termination due to breach of contract, etc.

25.1 Without prejudice to any remedy it may have against the other for breach or non-performance of the Agreement, either party shall have the right to terminate the Agreement by giving the other party no less than thirty (30) days notice in writing

     a) if the other party should commit or permit a breach or non-performance of essential importance to the other party and should fail to remedy such breach within 10 days after receipt of written notice,

     b) if the other party should enter into liquidation, either voluntary or compulsory, or become insolvent or enter into composition or corporate reorganization proceedings or if execution is levied on any goods and effects of the other party or the other party should enter into receivership, or

     c)   if the ownership of the other party is materially changed.

25.2 Notice of termination shall be given without undue delay after the circumstance constituting the breach was or should have been known to the aggrieved party.

26.  Consequences of termination

26.1 At the termination of the Agreement, Unwire may at its option repurchase all or a part of the stock of Products, which Ericsson may have at such time, at prices equal to the prices Ericsson paid when purchasing the Products from Unwire.

26.2 If Unwire chooses not to repurchase the Products in accordance with the preceding paragraph, Unwire shall complete all orders received before the termination of the Agreement and Ericsson is free to dispose of Products in stock after the termination of the Agreement. Notwithstanding that delivery by Unwire might be made after the termination of the Agreement, the provisions of the Agreement shall apply to such deliveries.

27.  Force majeure

27.1 The parties shall be relieved from liability for a failure to perform any obligation under the Agreement during such period and to the extent that the due performance thereof by either of the parties is prevented by reason of any circumstance beyond the control of the parties, such as war, warlike hostilities, mobilization, civil war, fire, flood, changes in laws and regulations or in the interpretation thereof, acts of authorities, labor disputes, blockades, major accidents or other circumstances of similar importance.

27.2 The party desiring to invoke an event of force majeure shall give immediate notice to the other party of the commencement and the cessation of such event of force majeure, failing which the party shall not be discharged from liability for any non-performance caused by such event of force majeure.

28.  Limitation of liability

28.1 The parties shall not be liable for any indirect, incidental, or consequential damages, including, without limitation, any lost profits, data or income, arising out of or in connection with this Agreement.

28.2 The parties' liability for damages payable to the other party shall only cover compensation for direct loss and shall not exceed a total of fifteen
     (15) percent of the price of the Products so far delivered under the Agreement. This limitation does not include interest and liquidated damages.

28.3 The limitation of liability for damages under this section is not applicable with respect to damages which arise in connection with a breach of section 19 (Trademarks and other industrial property rights), section 20 (Right to use the Program) section 21 (Documents) and section 22 (Secrecy).

29.  Governing law

29.1 The Agreement shall be construed in accordance with and be governed by the laws of Sweden.

30.  Notices and language

30.1 Any notice, request, consent and other communication to be given by a party under the Agreement (hereinafter called a "Notice") shall be in the English language and deemed to be valid and effective if personally served on the other party or sent by registered prepaid airmail or by telefax to the addresses and fax numbers set forth in Enclosure 7.

30.2 A Notice shall be deemed to have been given:

     a)   in the case of personal service: at the time of service;

     b) in the case of prepaid registered mail: at the latest, seven days after the date of mailing; and

     c) in the case of telefax: on the date the telefax is sent, provided receipt is confirmed by the other party.

30.3 Changes of address are to be notified as set out in this provision.

31.  Headings

31.1 The division of the Agreement into separate articles and the insertion of headings shall not affect the interpretation of the Agreement.

32.  Amendments

32.1 Only those amendments and additions to the Agreement that are made in writing and signed by the parties are valid.

33.  Entire Agreement

33.1 The Agreement constitutes the entire agreement between the parties on all issues to which the Agreement relates. The contents of the Agreement supersede all previous written or oral commitments and undertakings.


34.    Severability

34.1 If any provision of the Agreement or part thereof shall to any extent be or become invalid or unenforceable, the parties shall agree upon any necessary and reasonable adjustments of the Agreement in order to secure the vital interests of the parties and the main objectives prevailing at the time of execution of the Agreement. Failing an agreement between the parties on adjustments of the Agreement, such adjustments shall be made by arbitrators in accordance with the provisions of the arbitration clause in the Agreement.

35.  Waiver

35.1 No consent or waiver, express or implied, by either party of any breach or default of the other party in performing its obligations under the Agreement shall be deemed or construed to be a consent or waiver of any other breach or default by the other party of the same or any other obligation hereunder. Any failure by one party to complain of any act or failure to act of the other party or to declare that other party in default shall not constitute a waiver by the first party of its rights under the Agreement. No waiver of any rights under the Agreement shall be effective unless in writing and signed by the party purporting to give the same.

36.  Arbitration

36.1 Any dispute, controversy or claim arising out of or in connection with this contract, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the Rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

36.2 The place of arbitration shall be Stockholm.

36.3 The language to be used in the arbitral proceedings shall be English.


37.  Miscellaneous

37.1 This Agreement is conditional upon the approval of Unwire's board of directors.

The Agreement has been executed in two copies of which the parties have taken one each.

Stockholm, December..., 1999        Stockholm,  December..., 1999

UNWIRE AB (PUBL)                   ERICSSON BUSINESS CONSULTING
                                   (MALAYSIA) SDN BHD


----------------------------       --------------------------------------------


PS/990028-005

--------------------------------------------------------------------------------
[GRAPHIC OMITTED]

DIRECTION DES OPERATIONS ET DU DEVELOPPEMENT
DIRECTION DES ACHATS ET DU CONTROLE DE GESTION
41-45 BOULEVARD ROMAIN ROLLAND
75672 PARIS CEDEX 14



                              CONTRACT    99 8G ...



                                             Experimentation of the
                                             ----------------------
                                          "GSM  LOCALISATION" service


                                                         Supplier :
                                                         CELLPOINT SYSTEMS AB



--------------------------------------------------------------------------------

BETWEEN :

              FRANCE TELECOM,

                  A "societe anonyme" i.e. French-law joint stock company, with capital of 4,098,458,244 EUROS, entered on the Trade and Companies Register of Paris, France, under the n(degree) 380 129 866, whose address for service for the purposes of the present contract is 41-45 Boulevard Romain Rolland - F-75672 Paris cedex 14, represented by the signatory of the present Contract,



              AND



              CELLPOINT SYSTEMS

              Company : Cellpoint Systems AB

              With capital of :
              ..................................................................
              Entered on the Trade and Companies Register of :
              ..................................................................
              Registered office : Sofiellundsvagen 4, 191 47 Sollentuna , Sweden Represented by : Guy Redford



              Hereinafter "the Parties"


                   IT HAS BEEN AGREED AND DECIDED AS FOLLOWS :

               ==================================================
                                TABLE OF CONTENTS
               ==================================================

DEFINITIONS                                                                4

       ARTICLE 1 - PURPOSE OF THE CONTRACT                                 5
       ARTICLE 2 - EXECUTION OF THE SERVICES                               5
       ARTICLE 3 - TERM OF THE CONTRACT                                    5
       ARTICLE 4 - THE PARTIES' OBLIGATIONS                                6
       ARTICLE 5 - CONTRACTUAL DOCUMENTS                                   6
       ARTICLE 6 - AMOUNT OF THE CONTRACT                                  7
       ARTICLE 7 -TERMS AND CONDITIONS FOR DRAWING UP PRICES               7
       ARTICLE 8 - LETTERS OF ORDER                                        8
       ARTICLE 9 - INVOICING                                               8
       ARTICLE 10 - METHODS OF PAYMENT                                     8
       ARTICLE 11 - TERMS AND CONDITIONS OF PAYMENT                        9
       ARTICLE 12 - PROGRESS REPORT                                        9
       ARTICLE 13 - HOST SITES                                             9
       ARTICLE 14 - VALIDATION OF OPERATIONS                              10
       ARTICLE 15 - QUALITY CRITERIA                                      10
       ARTICLE 16 - EXCLUSIVITY                                           10
       ARTICLE 17 - LIABILITY                                             11
       ARTICLE 18 - RIGHTS ARISING FROM INTELLECTUAL CREATION             11
       ARTICLE 19 - THE YEAR 2000                                         14
       ARTICLE 20 - COMPETENCE                                            14
       ARTICLE 21 - LANGUAGE                                              14
       ARTICLE 22 - RIGHT OF TRANSFER                                     14
       ARTICLE 23 - INTEGRALITY                                           15


ANNEXE 1 : SPECIFICATIONS                                                 16

ANNEXE 2 : PRICE LIST                                                     17

ANNEXE 3 : TESTS SPECIFICATIONS                                           18

ANNEXE 4 : TECHNICAL SPECIFICATIONS                                       19

ANNEXE 5 : STANDARD TERMS AND CONDITIONS OF PURCHASE                      20

               ==================================================
                                   DEFINITIONS
               ==================================================


BLOCKING IRREGULARITY: This means an irregularity making it impossible to issue the Official Technical Appraisal Report.

SPECIFICATIONS: This means the document issued by FT setting out the technical and operational specifications for the localisation service.

TECHNICAL APPRAISAL: This means the technical tests carried out by FT with the assistance of Cellpoint Systems, making it possible to issue the official Technical Appraisal Report.

EXPERIMENTATION: This includes the Technical Appraisal phase and commercial experimentation.

COMMERCIAL EXPERIMENTATION: Commercial experimentation follows acceptance of the Technical Appraisal. This phase makes it possible to carry out experimentation under real localisation service conditions as defined in the specifications.

ORDER LETTER: This is the document issued by FT, binding it firmly. It sets out the price, the types of services, the quantities and the time-limits for providing them.

MAINTENANCE: This means all services and action ensured by Cellpoint Systems, in order to ensure maximum reliability of the System.

OFFICIAL TECHNICAL APPRAISAL REPORT: This is a document drawn up by FT, signed by the Parties, officially acknowledging delivery of the system and making it possible to declare acceptance of the latter.

OFFICIAL EXPERIMENTATION ACCEPTANCE REPORT: This is a document drawn up by FT, signed by the Parties, officially acknowledging acceptance of Experimentation, and making it possible to declare said acceptance of the system, possibly accompanied by reserves.

SERVER: This refers to Cellpoint Systems' platform. This platform is the support which makes it possible to check that Cellpoint Systems' services are in conformity with the operational and technical specifications set out in the contractual documents. The Server is made up of the actual platform itself and the associated software.

TECHNICAL SPECIFICATIONS: This is the document issued by Cellpoint Systems, containing all of the technical information inherent to the System being experimented.

SYSTEM: This refers to all of the means (software, material and equipment, operating environment) necessary for the supply of the GSM localisation service, and all of the means which Cellpoint Systems hereby undertakes to made available to FT, which shall be in conformity with that which is defined in the present contract in terms of resources, capacities, and functions.

TECHNICAL TESTS: This refers to all of the tests carried out by FT during the Technical Appraisal, as defined in the Tests specifications (appendix 3).

ARTICLE 1 - PURPOSE OF THE CONTRACT
-----------------------------------

The purpose of the present contract is to entrust Cellpoint Systems with the execution of services necessary for Experimentation by FT of a fleet localisation and management GSM service, as defined in the specifications under the reference number FTM/DIP/SVA/PR/98/loc/CDC-CPS dated 22 December 1998.

The parties hereby expressly agree that the present contract shall only be entered into for the purpose of carrying out Experimentation, and that the provisions thereof do not stipulate that the parties undertake to enter into a contract again, under any form whatsoever, for the purpose of operating the service concerned by Experimentation, commercially.


ARTICLE 2 - EXECUTION OF THE SERVICES
-------------------------------------

The present contract is made up of two batches, one of which is conditional.

- BATCH 1: TECHNICAL APPRAISAL

FTM shall carry out the Technical Tests for the GSM localisation system proposed by Cellpoint Systems. These technical tests shall be carried out in Cellpoint Systems' premises in Sweden. This phase shall begin on 3 May 1999, and end when FTM issues the official Technical Appraisal Acceptance Report. This phase shall last 10 business days.

- BATCH 2 : COMMERCIAL EXPERIMENTATION

This phase shall be subject to FTM's issuing an Official Technical Appraisal Acceptance Report. It shall begin at the latest one month after said official report has been issued, and shall end either when FTM issues the Official Experimentation Acceptance Report, or on October 3. This phase shall last 60 calendar days.

ARTICLE 3 - TERM OF THE CONTRACT
--------------------------------

The contract shall take effect on 3 May 1999, and shall end on the first of the two following dates:

     - The date on which the Official Experimentation Acceptance Report is issued
     - 3 October 1999, if the Official Experimentation Acceptance Report has not been issued at said date.


ARTICLE 4 - THE PARTIES' OBLIGATIONS
------------------------------------

                       4.1. Cellpoint Systems' Obligations

In order to enable FT to carry out the Technical Tests and commercial Experimentation of the GSM localisation system, Cellpoint Systems shall supply and/or make available to FT, continuously, throughout the entire term of the present contract, unless the parties agree otherwise :

o the GSM localisation service as defined in appendix 1; to do so, Cellpoint Systems hereby undertakes to make available to FTM the system as described in appendix 4, principally made up of a Cellpoint Systems server linked up to the Itineris network, and to operate and maintain it. This server shall be configured to manage 200 localisations per user per month and support 50 000 users;

     technical assistance - Cellpoint Systems hereby undertakes to provide FT, as of the contract's coming into effect, with a telephone hotline number and to ensure this assistance service during business hours and business days i.e. 5 days per week from 8 a.m. until 7 p.m. (French time). Technical assistance shall be provided in the French or English languages;

o with all elements and information required for the production of SIM cards, responsible for adequate SIM Tool Kit implementation;

o   support for the FT Hot Line;

o all documentation concerning the System which FT might require in order to carry out Experimentation of the GSM localisation service;

o training - during the commercial Experimentation phase, Cellpoint Systems shall ensure 5 days of training, in the English language to 5 persons representing FT.

                             4.2. FT 's Obligations

FT hereby undertakes to :

o provide test customers, responsible for testing the service during the commercial experimentation phase, with compatible STK terminals equipped with SIM cards, including downloading of the STK application, subject to Cellpoint Systems providing all elements necessary for the production of said SIM cards.

o provide technical documentation to each user of the service at the beginning of the commercial experimentation phase.

o    provide geographical configuration data for the network.


ARTICLE 5 - CONTRACTUAL DOCUMENTS
---------------------------------

With respect to interpretation of the present contract, the body of the contract shall prevail over the content of the appendices, and the contractual documents are, by decreasing order of priority, as follows :

1 - The text of the present contract and its appendices :

     o Appendix n(degree)1 - Operational Specifications bearing the reference : FTM/DOD/SES/PR/002
     o Appendix n(degree)2 - The price list - Commercial proposal bearing the reference number :
     o Appendix n(degree)3 - CPS Tests Specifications bearing the reference number :
     o Appendix n(degree)4 - CPS Technical Specifications bearing the reference number :
     o Appendix n(degree)5 - FT's Standard Terms and Conditions of Purchase - December 1998 Edition

2 - Order letters


ARTICLE 6 - AMOUNT OF THE CONTRACT
----------------------------------

The amount of orders to be placed by FT under the present contract shall be between :

a minimum of : 1,213,520 FF before tax

i.e. : one million two hundred and thirteen thousand five hundred and twenty French francs before tax a maximum of : 1,500,000 FF before tax

i.e. : one million five hundred thousand French francs before tax

Only the minimum amount of orders shall constitute a firm undertaking for FT.

ARTICLE 7 - TERMS AND CONDITIONS FOR DRAWING UP PRICES
------------------------------------------------------

                             7.1. Determining prices

The price of the contract shall be determined on the basis of the unit price shown in the price list appended to the present contract (Appendix 2). This is a firm, final price, drawn up in French francs. Invoicing and payments shall be made exclusively in French francs.

                                 7.2. Price list

The price list is an open one and may be completed if necessary by FT.

                                 7.3. X25 links

Should it be necessary for X25 links to be set up by Cellpoint Systems for the execution of the present contract, the parties hereby agree that Cellpoint Systems shall be responsible for ordering and installing them. FT hereby undertakes to reimburse Cellpoint Systems, on presentation of an invoice, for the amounts involved in the installation, opening, subscription and consumption of these lines. The X25 links may only be used by Cellpoint Systems for the execution of services covered by the present contract. At the term of the contract, or if the latter is terminated for any reason whatsoever, Cellpoint Systems shall have a maximum time limit of fifteen days to inform Global One of the termination of contracts relating to execution of the present contract. Should Cellpoint Systems fail to comply with this time limit, it shall incur all costs connected to the X25 links, as of the term of the present contract or the date on which it is terminated.

                                    7.4. Tax

The price of the present contract shall be subject to value added tax (V.A.T.) at the legal rate in force on the date of invoicing.

ARTICLE 8 - LETTERS OF ORDER
----------------------------

Letters of order issued shall bear :

     -    reference to the present contract, a number, a date.
     - the designation, reference and price of the service ordered, in conformity with Cellpoint Systems' offer.
     -    the places and time limits for delivery.


Throughout the entire term of the contract, FT may issue orders. If the duration of an order is greater than that of the present contract, the clauses of the present contract concerning execution or interpretation of the order shall remain in force until the order expires.


ARTICLE 9 - INVOICING
---------------------

The services shall be paid, on presentation of an invoice. Invoices concerning payment shall be sent in triplicate to the following address :

                             FRANCE TELECOM MOBILES
                           DCCG - SERVICE COMPTABILITE
                         41-45, BOULEVARD ROMAIN ROLLAND
                             F-75672 PARIS CEDEX 14


Cellpoint Systems shall, obligatorily, set out the reference numbers of the contract on all invoices, in order to facilitate payment thereof. Cellpoint Systems shall indicate, on its invoice, the date payment must take place. This date shall be equal, at the earliest, to t + 60 days, "t" being the date of issue of the invoice by Cellpoint Systems, and the latter date shall not be prior to the occurrence giving rise to the drawing up of the invoice.


ARTICLE 10 - METHODS OF PAYMENT
-------------------------------

FT shall properly settle all amounts due under the present contract, by bank transfer thereof to an account opened in the name of Cellpoint Systems, the reference numbers of which shall be shown on each of the invoices. Full payment shall only be made on condition that FT deems that the Experimentation results are in conformity with those defined in the present contract.

Should, at the term of this contract, FT decide to enter into a contract with Cellpoint Systems to provide its customers with the GSM localisation service, Cellpoint Systems hereby undertakes to draw up a credit note for FT corresponding to the amount of the present contract, and to deduct it from the first invoice concerning the commercial start-up contract, and the following invoices if necessary.

Should the Official Experimentation Acceptance Report not be issued before October 3, Cellpoint Systems shall be bound to reimburse FT for all amounts paid to it by FT under the present contract.

ARTICLE 11 - TERMS AND CONDITIONS OF PAYMENT
--------------------------------------------

Invoices shall be issued in accordance with the following terms and conditions:

-----------------------------------------------------------------------
      Occurrences giving rise to payment                    Payments
-----------------------------------------------------------------------

    Signature of contract by both parties                      20%
-----------------------------------------------------------------------

Official Technical Appraisal Acceptance Report                 30%
-----------------------------------------------------------------------

  Official Experimentation Acceptance Report                   50%
-----------------------------------------------------------------------


ARTICLE 12 - PROGRESS REPORT
----------------------------

Cellpoint Systems hereby undertakes to supply every 15 days, a detailed report setting out :

- services executed
- a detailed schedule of tasks to be continued or begun
- indicator follow-up

The reports shall be sent by Fax to Mr Patrick REMY (N(degree) 01 55 22 23 43). A final overall report shall be supplied by Cellpoint Systems five days before Experimentation is deemed to have finished, in order to allow for issue of the Official Experimentation Acceptance Report.


ARTICLE 13 - HOST SITES

                                CELLPOINT SYSTEMS
                                Sofielundsvagen 4
                               S-191 47 Sollentuna
                                     Sweden

The server shall be installed on the abovementioned host site, in premises fitted out by Cellpoint Systems, at its own expense and under its own responsibility, for the purpose of being equipped with telecommunications infrastructure equipment. Should the equipment be moved, Cellpoint Systems hereby undertakes to inform FT at least one month in advance, before moving begins. Cellpoint Systems hereby undertakes to carry out said moving of equipment, without interrupting the service.

It shall be Cellpoint Systems' responsibility to take all measures necessary to prevent accidents, which could harm the proper operation of the present contract.

Cellpoint Systems hereby undertakes to grant unrestricted access to the entire system hosted in its premises, to any FT personnel who may have to work there.

ARTICLE 14 - VALIDATION OF OPERATIONS
-------------------------------------

- Stage 1 : The Official Technical Appraisal Acceptance Report shall only be issued if any blocking irregularity, preventing operations, detected by FT, shall have been corrected by Cellpoint Systems and FT shall have lifted the reserves corresponding to it.

Technical Tests to be carried out are set out in a document called " Tests Specifications ", set up beforehand by FT in collaboration with Cellpoint Systems. FT reserves the right to carry out tests not provided for in the Tests Specifications. Any such tests shall be taken into consideration, in agreement with Cellpoint Systems, in the same manner as the tests initially provided for, for the purposes of issuing the Official Technical Appraisal Acceptance Report. By joint agreement, between the parties, these tests shall then be included in the "Tests Specifications".

- Stage 2 : The Official Experimentation Acceptance Report shall only be issued by FT where the level of quality attained makes it possible to give approval for implementation of the service.

Any irregularities discovered shall be corrected gradually as commercial Experimentation is carried out, by Cellpoint Systems. The means implemented by Cellpoint Systems shall result in a service in conformity with, and suitable for, the criteria set out beforehand in the specifications.

ARTICLE 15 - QUALITY CRITERIA
-----------------------------

Cellpoint Systems shall meet FT's quality criteria, by undertaking to supply a service which complies with the indicators as defined in the Tests specifications appended to the present contract. FT hereby reserves the right, at all times, to point out shortcomings in the quality of the services supplied to Cellpoint Systems. In agreement with FT, Cellpoint Systems shall immediately take all steps it sees fit to re-establish a level of quality in conformity with contractual undertakings.

Quality criteria during the period of commercial Experimentation shall be as follows :

     - Rate of service up-time : 99% - 7 days a week from 2 a.m. until midnight
     -    Rate of localisation handled by the server : 99%
     - Customer Support commitment to reply within 2 hours. Customer Support available 5 days a week from 8 a.m. until 7 p.m. (French time)

ARTICLE 16 - EXCLUSIVITY
------------------------

Throughout the entire period of Experimentation and for 4 months after it ends, Cellpoint Systems hereby undertakes

- to refrain from entering into a contract with an FT competitor, on French territory, for the GSM fleet localisation service, whether directly or indirectly, for the purpose of carrying out Experimentation, or a commercialisation phase

- to refrain from entering into a contract with an FT competitor, on French territory, for any other service arising from the system,whether directly or indirectly, for the purpose of carrying out Experimentation, or a commercialisation phase.

By FT competitor shall be meant, in particular, any operator of fixed telecommunications networks or services, any operator of mobile radiocommunications (radio phones and e-mail) and any distributor of fixed telephone message services or mobile radiocommunications.

ARTICLE 17 - LIABILITY
----------------------

Cellpoint Systems hereby undertakes not to cause any dilapidation, disturbance or loss of data in the information system of FTM, to which it is connected for the execution of the present contract. Dilapidation, disturbance, or loss of data shall be deemed to be direct damage.

In the case of damage or dilapidation caused by FTM, with respect to all or part of the equipment made available to FTM, FTM hereby undertakes either to restore said equipment to a normal state of operation or to replace it by equivalent equipment or to pay to Cellpoint Systems the as yet non-amortised value thereof,excluding damages. The burden of proof shall be on Cellpoint Systems to show that the damage has been caused directly and exclusively by FTM.

The parties hereby acknowledge that they shall not under any circumstances whatsoever be liable for any consequential damage they may cause to each other during performance of the present contract, such as, in particular, operating loss, shortfall in profit, image prejudice ...

ARTICLE 18 - RIGHTS ARISING FROM INTELLECTUAL CREATION
------------------------------------------------------

The clauses of this article apply to the property rights and utilisation rights of Cellpoint Systems and FT with respect to the results arising from performance of the Contract, referred to hereafter as the " results ". These results are made up of the results of the tests and commercial Experimentation, as well as any specific developments realised by Cellpoint Systems for the performance of the present contract.

The results shall be entirely and exclusively those supplied to FT during execution of the services provided for under the contract, and at the end thereof. All intellectual creations realised under the contract shall be a part of the results.

18.1 GUARANTIES WITH RESPECT TO THIRD PARTIES

FT and Cellpoint Systems shall, insofar as each of them is concerned, continue to have ownership of their knowledge, which may or may not be capable of being covered by intellectual property rights, held prior to the date of conclusion of the contract.

Should, for the execution of the Contract, Cellpoint Systems intend to make use of processes and/or products covered by intellectual property rights, obtained by itself or by means of a licence, at the date of conclusion of the Contract, or in the process of being obtained at said date, Cellpoint Systems shall inform FT thereof.

18.2 INTELLECTUAL PROPERTY RIGHTS AND UTILISATION RIGHTS

       Gradually, as they are obtained, Cellpoint Systems shall transfer to FT all rights concerning the results. The transfer of these intellectual property rights to FT shall be effected for all countries and for the terms of legal protection applying to said rights.

     Said rights thus transferred shall include, in particular, the right of :

     - reproduction, in as many copies as FT shall see fit, by all means, and on all supports and all sites

     - representation, using all techniques, including land-based television broadcasting and satellites,

     -    modification to or development of the results,

     - adaptation, perfecting, correction, arrangement, decompilation, reverse engineering, simplification,

          addition, incorporation in present or future systems, transcription to another computer language, or translation into another language, creation of derivative works, both by FT itself and by third parties,

     -    publication with respect to third parties,

     - use and exploitation on all central and/or local units by any number of users, in the form of source programmes and object programmes, on all sites and for the supply of services in shared time,

     - commercial exploitation and distribution of the results and their derivatives under any form whatsoever, whether for or without consideration.

     Each of the abovementioned rights shall apply to all modifications to or developments of the results which FT shall carry out, or cause to be carried out, by a third party. All of these rights may be transferred wholly or partly by FT to any third party of its choice.

     Cellpoint Systems hereby undertakes to inform FT promptly of the results, and to provide it with all assistance and all documents, and more generally, all information, irrespective of its form or support, necessary for FT to fully exercise its rights and to enable it to :

     - obtain, should it so desire, in its own name and at its own expense, any intellectual property right over the results which it sees fit, for all countries, and to carry out all formalities and take all steps necessary for implementing and protecting said rights,
     -    use and exploit the Results.

       Cellpoint Systems hereby guarantees that contracts binding persons who shall be working directly or indirectly under the contract, do not contain any provision restricting FT's intellectual property rights over the results. Cellpoint Systems hereby undertakes to obtain the same guarantee from its subcontractors and/or suppliers.

       Cellpoint Systems may not exercise any right whatsoever over the results, except in the case of prior written agreement to the contrary from FT, and in accordance with terms and conditions which, if applicable, shall be determined by joint agreement.

       Should FT renounce, in writing, after receiving formal notice from Cellpoint Systems, obtaining intellectual property rights over the results, the contracting party may obtain such rights in its own name and at its own expense, on condition that it grants France Telecom, free of charge and on a non-exclusive basis, the right to exploit or to use said rights, France Telecom having the faculty of sub-licensing.

ARTICLE 19 - THE YEAR 2000
--------------------------

Cellpoint Systems hereby undertakes to design and supply the GSM localisation System in such a manner that it can be used between now and the year 2000, at the date of changeover from the year 1999 to the year 2000, and beyond. Cellpoint Systems commits itself with respect to continuity of service at the dates corresponding to the changeover from 1999 to 2000 and beyond. Cellpoint Systems hereby guarantees FTM against any failure, irregularity, error, malfunction and, in general, everything which could affect before, during or after the changeover to the year 2000, FTM's information service, due to the taking into account of the changeover to the year 2000 in the services covered by the present contract.

Cellpoint Systems hereby undertakes to carry out all requisite tests in order to ensure that the processing of dates, the calculation of dates and all references to dates, of whatever nature, are in accordance with transmillennium criteria, the characteristics of the year 2000 (a Leap Year, in particular) and all of the consequences arising therefrom.

As Cellpoint Systems must connect up its system to other equipment by means of communications interfaces, it hereby undertakes that such connecting up shall not require any development of, changes to, transformation or arrangement of any kind whatsoever of all or part of said interfaces.

Should it default on any of these obligations, Cellpoint Systems hereby undertakes to repair the prejudice incurred by FT.


ARTICLE 20 - COMPETENCE
-----------------------

The parties shall make their best endeavours to settle any disputes arising from the interpretation and/or execution of the present contract on a friendly basis. Should they be unable to reach a friendly agreement, all disputes shall be submitted by either party to the "Tribunal de Commerce" i.e. Trade Court of Paris, France. The present contract shall be governed by French law.


ARTICLE 21 - LANGUAGE
---------------------

The contract shall be drawn up in the French and English languages. The French and English versions of the contract shall be signed by both parties, but the French language contract shall be binding and shall prevail over the English language version.


ARTICLE 22 - RIGHT OF TRANSFER
------------------------------

As the present contract is entered into with respect to the actual personality of Cellpoint Systems, the latter hereby undertakes not to transfer or to assign all or part of its rights and/or obligations arising under the present contract, in any form or any way whatsoever, without the prior written agreement of FT.

ARTICLE 23 - INTEGRALITY
------------------------

The present contract reflects the entire contractual obligations of FT and Cellpoint Systems. The provisions of the present contract cancel out and replace all acceptation, exchange of correspondence and/or agreements prior to the signature of the present contract. No changes to the terms and conditions of the present contract shall generate obligations with regard to FT and Cellpoint Systems if they are not covered by a written additional clause signed by FT and Cellpoint Systems.





Signed in duplicate, with one copy for each of the parties.

--------------------------------------------------------------------------------------------------------
In                          on                           In                                    on
--------------------------------------------------------------------------------------------------------
Signature, name and capacity                             Signature, name and capacity
--------------------------------------------------------------------------------------------------------
of Cell point Systems                                    of the person empowered to bind France Telecom



--------------------------------------------------------------------------------------------------------
Cellpoint Systems shall affix its company seal
--------------------------------------------------------------------------------------------------------

                                   APPENDIX 1



                                 SPECIFICATIONS
                                 --------------

                          FTM/DIP/SVA/PR/98/loc/CDC-CPS
                          -----------------------------

                                   APPENDIX 2
                                   ----------



                                   PRICE LIST
                                   ----------
                                      Ref :
                                      -----

                                   APPENDIX 3
                                   ----------



                              TESTS SPECIFICATIONS
                              --------------------
                                      Ref :

                                   APPENDIX 4
                                   ----------



                            TECHNICAL SPECIFICATIONS
                            ------------------------
                                      Ref :

                                   APPENDIX 5
                                   ----------



                    STANDARD TERMS AND CONDITIONS OF PURCHASE
                    -----------------------------------------
                              December 1998 Edition
                              ---------------------

[GRAPHIC OMITTED]
[GRAPHIC OMITTED][GRAPHIC OMITTED]









                          Standard Terms and Conditions
                                   of Purchase

                         System, Equipment and Services














                                                           December 1998 Edition